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                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK*), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                               OPERATING AGREEMENT

                                       OF

                       ADM / METABOLIX SALES COMPANY, LLC

                                 BY AND BETWEEN

                             ADM POLYMER CORPORATION

                                        &

                                 METABOLIX INC.

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                                TABLE OF CONTENTS

OPERATING AGREEMENT ............................................................................1

BY AND BETWEEN .................................................................................1

ADM POLYMER CORPORATION ........................................................................1

METABOLIX INC. .................................................................................1

TABLE OF CONTENTS ..............................................................................I

OPERATING AGREEMENT ............................................................................1

SECTION 1:  THE JOINT SALES COMPANY ............................................................1

  1.1   FORMATION ..............................................................................1
  1.2   NAME ...................................................................................1
  1.3   PURPOSE; POWERS ........................................................................1
  1.4   PRINCIPAL PLACE OF BUSINESS ............................................................2
  1.5   TERM ...................................................................................2
  1.6   FILINGS; AGENT FOR SERVICE OF PROCESS ..................................................2
  1.7   TITLE TO PROPERTY ......................................................................3
  1.8   PAYMENTS OF INDIVIDUAL OBLIGATIONS .....................................................3
  1.9   INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES ...................................3
  1.10  DEFINITIONS ............................................................................4

SECTION 2:  MEMBERS' CAPITAL CONTRIBUTIONS ....................................................17

  2.1   ORIGINAL CAPITAL CONTRIBUTIONS ........................................................17
  2.2   CONTRIBUTIONS .........................................................................17
  2.3   ADDITIONAL CAPITAL CONTRIBUTIONS ......................................................17

SECTION 3:  ALLOCATIONS .......................................................................18

  3.1   PROFITS ...............................................................................18
  3.2   LOSSES ................................................................................18
  3.3   SPECIAL ALLOCATIONS ...................................................................18
  3.4   CURATIVE ALLOCATIONS ..................................................................20
  3.5   LOSS LIMITATION .......................................................................20
  3.6   OTHER ALLOCATION RULES ................................................................20
  3.7   TAX ALLOCATIONS:  CODE SECTION 704(C) .................................................21

SECTION 4:  DISTRIBUTIONS .....................................................................21

  4.1   NET CASH FLOW .........................................................................21
  4.4   LIMITATIONS ON DISTRIBUTIONS ..........................................................22

SECTION 5:  MANAGEMENT ........................................................................22

  5.1   DIRECTORS; BOARD OF DIRECTORS .........................................................22
  5.2   MEETINGS OF THE BOARD OF DIRECTORS ....................................................23
  5.3   BOARD OF DIRECTORS POWERS .............................................................24
  5.4   DUTIES AND OBLIGATIONS OF THE BOARD OF DIRECTORS ......................................27
  5.5   REIMBURSEMENTS ........................................................................27
  5.6   INDEMNIFICATION OF THE DIRECTORS AND OFFICERS .........................................28
  5.7   APPOINTMENT OF OFFICERS, AGENTS AND REPRESENTATIVES: ..................................29

SECTION 6:  ROLE OF MEMBERS ...................................................................31

  6.1   RIGHTS OR POWERS ......................................................................31
  6.2   VOTING RIGHTS .........................................................................31
  6.3   REQUIRED MEMBER CONSENTS ..............................................................31

                                        i
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  6.5   WITHDRAWAL/RESIGNATION ................................................................33
  6.6   MEMBER COMPENSATION ...................................................................33
  6.7   MEMBERS LIABILITY .....................................................................33
  6.8   PARTITION .............................................................................34
  6.9   CONFIDENTIALITY .......................................................................34
  6.10  TRANSACTIONS BETWEEN A MEMBER AND THE JOINT SALES COMPANY .............................34
  6.11  OTHER INSTRUMENTS .....................................................................34
  6.12  NUMBER OF MEMBERS .....................................................................35
  6.13  EQUALIZATION PAYMENTS .................................................................35

SECTION 7:  REPRESENTATIONS AND WARRANTIES ....................................................35

  7.1   IN GENERAL ............................................................................35
  7.2   REPRESENTATIONS AND WARRANTIES ........................................................35

SECTION 8:  ACCOUNTING, BOOKS AND RECORDS .....................................................37

  8.1   ACCOUNTING, BOOKS AND RECORDS .........................................................37
  8.2   REPORTS ...............................................................................38
  8.3   TAX MATTERS ...........................................................................39

SECTION 9:  AMENDMENTS ........................................................................39

  9.1   AMENDMENTS ............................................................................39

SECTION 10:  TRANSFERS ........................................................................40

  10.1  RESTRICTIONS ON TRANSFERS .............................................................40
  10.2  PERMITTED TRANSFERS ...................................................................40
  10.3  CONDITIONS TO PERMITTED TRANSFERS .....................................................40
  10.4  [RESERVED] ............................................................................41
  10.5  PROHIBITED TRANSFERS ..................................................................41
  10.6  TAX TERMINATION RESTRICTIONS ..........................................................42
  10.7  RIGHTS OF UNADMITTED ASSIGNEES ........................................................42
  10.8  ADMISSION OF SUBSTITUTED MEMBERS ......................................................42
  10.9  REPRESENTATIONS REGARDING TRANSFERS; LEGEND ...........................................43
  10.10 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED UNITS .........................44

SECTION 11:  ADVERSE ACT ......................................................................45

  11.1  REMEDIES ..............................................................................45

SECTION 12:  DISSOLUTION AND WINDING UP .......................................................46

  12.1  DISSOLUTION EVENTS ....................................................................46
  12.2  WINDING UP ............................................................................47
  12.3  COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS; DEFICIT CAPITAL ACCOUNTS .........48
  12.4  DEEMED DISTRIBUTION AND RECONTRIBUTION ................................................48
  12.5  RIGHTS OF MEMBERS .....................................................................49
  12.6  NOTICE OF DISSOLUTION/TERMINATION .....................................................49
  12.7  ALLOCATIONS DURING PERIOD OF LIQUIDATION ..............................................49
  12.8  CHARACTER OF LIQUIDATING DISTRIBUTIONS ................................................49
  12.9  THE LIQUIDATOR ........................................................................50
  12.10 FORM OF LIQUIDATING DISTRIBUTIONS .....................................................50

SECTION 13:  MISCELLANEOUS ....................................................................50

  13.1  NOTICES ...............................................................................50
  13.2  BINDING EFFECT ........................................................................52
  13.3  CONSTRUCTION ..........................................................................52
  13.4  TIME ..................................................................................52
  13.5  HEADINGS ..............................................................................52
  13.6  SEVERABILITY ..........................................................................52

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  13.7  INCORPORATION BY REFERENCE ............................................................53
  13.8  VARIATION OF TERMS ....................................................................53
  13.9  GOVERNING LAW .........................................................................53
  13.10 COUNTERPART EXECUTION .................................................................53

                                       iii
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                               OPERATING AGREEMENT

                                       OF

                       ADM / METABOLIX SALES COMPANY, LLC

       This OPERATING AGREEMENT is entered into and shall be effective as of the 12th day of July, 2006, by and between the Persons who are identified as Members on Exhibit A attached hereto and who have executed a counterpart of this Agreement as Members pursuant to the provisions of the Act, on the following terms and conditions:

                       SECTION 1: THE JOINT SALES COMPANY

              1.1    FORMATION.

       The Members hereby agree to form the Joint Sales Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The fact that the Certificate is on file in the office of the Secretary of State, State of Delaware, shall constitute notice that the Joint Sales Company is a limited liability company. Simultaneously with the execution of this Agreement and the formation of the Joint Sales Company, each of the Members shall be admitted as a member of the Joint Sales Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate and this Operating Agreement.

              1.2    NAME.

       The name of the Joint Sales Company shall be ADM / Metabolix Sales Company, LLC and all business of the Joint Sales Company shall be conducted in such name. The Board of Directors may change the name of the Joint Sales Company upon ten (10) Business Days' notice to the Members.

              1.3    PURPOSE; POWERS.

       (a) The purposes of the Joint Sales Company are (i) to operate the Business, (ii) to make such additional investments and engage in such additional activities as the Members may approve pursuant to the terms and conditions of this Operating Agreement, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii).

       (b) The Joint Sales Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Joint Sales Company set forth in this Section
1.3 and has, without limitation, any and all

* CONFIDENTIAL TREATMENT REQUESTED

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powers that may be exercised on behalf of the Joint Sales Company by the Board of Directors pursuant to Section 5 hereof.

              1.4    PRINCIPAL PLACE OF BUSINESS.

       The principal place of business of the Joint Sales Company shall be at 21 Erie Street, Cambridge, MA 02139. The Board of Directors may change the principal place of business of the Joint Sales Company to any other place within or without the State of Delaware upon ten (10) Business Days notice to the Members. The registered office of the Joint Sales Company in the State of Delaware initially is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

              1.5    TERM.

       The term of the Joint Sales Company shall commence on the date the certificate of formation of the Joint Sales Company as such term is described in the Act (the "Certificate") is filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Joint Sales Company and its business is completed following a Dissolution Event, as provided in Section 12 hereof. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Joint Sales Company or hold himself out as a Member or Director.

              1.6    FILINGS; AGENT FOR SERVICE OF PROCESS.

       (a) The Directors are hereby severally authorized to and at least one of them shall cause the Certificate to be filed in the office of the Secretary of State of the State of Delaware in accordance with the Act. The Board of Directors shall take any and all other actions reasonably necessary to perfect and maintain the status of the Joint Sales Company as a limited liability company under the laws of the State of Delaware, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

              (i)    a change in the Joint Sales Company name; or

              (ii) a correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

       (b) The Members and the Board of Directors shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Joint Sales Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Joint Sales Company engages in business.

*  CONFIDENTIAL TREATMENT REQUESTED

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       (c)    The registered agent for service of process on the Joint Sales
Company in the State of Delaware shall be The Corporation Trust Company, or any successor as appointed by the Members in accordance with the Act.

       (d) Upon the dissolution and completion of the winding up and liquidation of the Joint Sales Company in accordance with Section 12, the Board of Directors shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and the laws of any other jurisdictions in which the Board of Directors deems such filing necessary or advisable.

              1.7    TITLE TO PROPERTY.

       All Property owned by the Joint Sales Company shall be owned by the Joint Sales Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Joint Sales Company shall be personal property for all purposes. At all times after the Effective Date, the Joint Sales Company shall hold title to all of its Property in the name of the Joint Sales Company and not in the name of any Member.

              1.8    PAYMENTS OF INDIVIDUAL OBLIGATIONS.

       Except as expressly set forth in the Commercial Alliance Agreements, the Joint Sales Company's credit and assets shall be used solely for the benefit of the Joint Sales Company, and no asset of the Joint Sales Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member without the unanimous consent of the Members.

              1.9    INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES.

       (a) Each Director shall be required to devote such time to the affairs of the Joint Sales Company as may be necessary to manage and operate the Joint Sales Company, and shall be free to serve any other Person or enterprise in any capacity that such Director may deem appropriate in his, her or its discretion.

       (b) Insofar as permitted by applicable law and except as otherwise provided in the Commercial Alliance Agreements, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Joint Sales Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Joint Sales Company or any Member, or require any Member or Director to permit the Joint Sales Company or any other Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

       (c) To the extent permitted by applicable law and subject to the provisions of the Commercial Alliance Agreements, the Board of Directors is hereby authorized to cause the

*  CONFIDENTIAL TREATMENT REQUESTED

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Joint Sales Company to purchase Property from, sell Property to or otherwise deal with any Member or Director, acting on its own behalf, or any Affiliate of any Member or Director; PROVIDED that, except as set forth in Section 6.10 hereof, any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Joint Sales Company than if the sale, purchase or other transaction had been made with an independent third party.

              1.10   DEFINITIONS.

       Capitalized words and phrases used in this Agreement have the following meanings:

       "ACT" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

       "ADDITIONAL CAPITAL CONTRIBUTIONS" means, with respect to each Member, the Capital Contributions made by such Member pursuant to Section 2.3 hereof. In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Additional Capital Contributions of the transferor to the extent they relate to the Transferred Units.

       "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

                     (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                     (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
              1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

       "ADM POLYMER CORPORATION" means ADM Polymer Corporation.

       "ADM POLYMER CORPORATION MANUFACTURING AGREEMENT" means the Manufacturing Agreement by and between ADM Polymer Corporation and the Joint Sales Company entered into simultaneously herewith.

       "ADM POLYMER CORPORATION MANUFACTURING FACILITY" means the facility to be constructed by ADM Polymer Corporation, pursuant to the Commercial Alliance Agreement, to manufacture PHA Material pursuant to the ADM Polymer Corporation Manufacturing Agreement.

*  CONFIDENTIAL TREATMENT REQUESTED

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       "ADM POLYMER CORPORATION MARGIN" has the meaning assigned to the term
"Manufacturing Margin" in the ADM Polymer Corporation Manufacturing Agreement.

       "ADM POLYMER CORPORATION SERVICES AGREEMENT" means the agreement entitled ADM Polymer Corporation Services Agreement entered into simultaneously herewith between ADM Polymer Corporation and the Joint Sales Company pursuant to which ADM Polymer Corporation shall provide the Joint Sales Company with certain specified services, all for the Joint Sales Company's Business.

       "ADVERSE ACT" means, with respect to any Member, any of the following:

                     (i) A failure of such Member to make any Capital Contribution required pursuant to any provision of this Agreement;

                     (ii) A material breach of any Commercial Alliance Agreement by such Member resulting in the termination of such Commercial Alliance Agreement by another party thereto;

                     (iii) A Transfer of all or any portion of such Member's Units except as expressly permitted or required by this Agreement; and

                     (iv) Any dissolution or liquidation of a Member, unless substantially all assets of the Member (including, without limitation, this Agreement and all rights hereunder) are transferred or are to be transferred to a Wholly Owned Affiliate of such Member.

       An "ADVERSE MEMBER" is any Member with respect to whom an Adverse Act has occurred.

       "AFFILIATE" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. "Control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation, or otherwise.

       "AGREEMENT" or "OPERATING AGREEMENT" means this Operating Agreement including all Exhibits and Schedules attached hereto, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

       "ALLOCATION YEAR" means (i) the period commencing on the Effective Date and ending on December 31, 2006, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31 or (iii) any portion of the period described in clauses (i)

*  CONFIDENTIAL TREATMENT REQUESTED

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or (ii) for which the Joint Sales Company is required to allocate Profits,
Losses and other items of Joint Sales Company income, gain, loss or deduction pursuant to Section 3 hereof.

       "AVAILABLE CASH" means on any date the amount of cash held by the Joint Sales Company less all expenses of the Joint Sales Company less all other cash requirements of the Joint Sales Company, as reasonably determined by the unanimous decision of the Board of Directors.

       "BOARD OF DIRECTORS" has the meaning set forth in Section 5.1(a) hereof.

       "BUSINESS" means (i) the business of operating, managing, and/or developing the manufacture, marketing and sale of PHA Material and PHA Formulations worldwide, consistent with the terms of the Commercial Alliance Agreements, and (ii) any other business that the Members may unanimously approve.

       "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York, New York.

       "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                     (i) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
              Section 3.3 or Section 3.4 hereof, and (C) the amount of any Joint Sales Company liabilities assumed by such Member or which are secured by any Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Joint Sales Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Joint Sales Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations
              Section 1.704-1(b)(2)(iv)(d)(2);

                     (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof, and (C) the amount of any liabilities of such Member assumed by the Joint Sales Company or which are secured by any Property contributed by such Member to the Joint Sales Company;

*  CONFIDENTIAL TREATMENT REQUESTED

                                        6
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                     (iii)  In the event Units are Transferred in accordance
              with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

                     (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

       The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Joint Sales Company or any Members), are computed in order to comply with such Regulations, the Board of Directors by a unanimous decision may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to
Section 12 hereof upon the dissolution of the Joint Sales Company. The Board of Directors by a unanimous decision also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Joint Sales Company's balance sheet, as computed for book purposes, in accordance with Regulations
Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

       "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Joint Sales Company with respect to the Units in the Joint Sales Company held or purchased by such Member, including Additional Capital Contributions.

       "CERTIFICATE" means the certificate of formation filed with the Secretary of State of the State of Delaware on the date hereof pursuant to the Act to form the Company, as originally executed and amended, modified, supplemented or restated from time to time, as the context requires.

       "CERTIFICATE OF CANCELLATION" means a certificate filed in accordance with 6 Del. C. Section 18-203.

       "CHAIRMAN" means the Chairman of the Board of Directors of the Company.

       "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

       "COMMERCIAL ALLIANCE AGREEMENT" means the Commercial Alliance Agreement by and between ADM Polymer Corporation, MBX and the Joint Sales Company, entered into simultaneously herewith.

*  CONFIDENTIAL TREATMENT REQUESTED

                                        7
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       "COMMERCIAL ALLIANCE AGREEMENTS" means this Agreement, the Commercial
Alliance Agreement, the ADM Polymer Corporation Manufacturing Agreement, the MBX Formulation Agreement, the ADM Polymer Corporation Service Agreement, the MBX Service Agreement and the Loan and Security Agreement.

       "COMPANY MINIMUM GAIN" has the same meaning as the term "Company Minimum Gain" in Section 1.704-2(d) of the Regulations.

       "CONSTRUCT" shall have the meaning set forth in the Commercial Alliance Agreement.

       "DAMAGES" shall have the meaning set forth in Section 11.1 hereof.

       "DEBT" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments,
(ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii),
(iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

       "DEFENDANT" shall have the meaning set forth in Section 12.11(b)(ii) hereof.

       "DEPRECIATION" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Year, except that (x) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for United States federal income tax purposes and which difference is being eliminated by use of the "remedial method" defined by
Section 1.704-3(d) of the Regulations, Depreciation for such Allocation Year shall be the amount of book basis recovered for such Allocation Year under the rules prescribed by Section 1.704-3(d)(2) of the Regulations and (y) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Directors.

*  CONFIDENTIAL TREATMENT REQUESTED

                                        8
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       "DIRECTOR" means any of the individuals elected by the Members to serve on the Board of Directors and "DIRECTORS" means all of such individuals. Directors shall be "managers" within the meaning of the Act.

       "DISSOLUTION EVENT" shall have the meaning set forth in Section 12.1 hereof.

       "EFFECTIVE DATE" means the date first set forth above as the effective date hereof.

       "ELECTION NOTICE" shall have the meaning set forth in Section 11.2(a) hereof.

       "ELECTION PERIOD" shall have the meaning set forth in Section 11.2(b) hereof.

       "EQUALIZATION DATE" means the first Business Day after the First Commercial Sale that the Ledger Account is reduced to zero.

       "EQUALIZATION DISTRIBUTION DATE" means a date not more than thirty (30) days following the end of each Fiscal Quarter during the Equalization Period.

       "EQUALIZATION PAYMENT" means on any Equalization Distribution Date on which both MBX and ADM Polymer Corporation (or a Wholly Owned Affiliate of MBX or ADM Polymer Corporation) are Members of the Joint Sales Company, an amount equal to the following (without duplication):

                     (i) with respect to MBX, the sum of (a) the amount, if any, by which payments to ADM Polymer Corporation of ADM Polymer Corporation Margin under the ADM Polymer Corporation Manufacturing Agreement during the Equalization Period exceed the sum of royalty payments to MBX under the Commercial Alliance Agreement, payments to MBX pursuant to Section 4.3.6 of the Commercial Alliance Agreement, and MBX Margin under the MBX Formulation Agreement, plus (b) MBX Equalization Payments relating to prior Equalization Periods that were not paid on account of insufficient Available Cash, if any; and

                     (ii)   with respect to ADM Polymer Corporation, the sum of
                            (a) the amount, if any, by which the sum of royalty payments to MBX under the Commercial Alliance Agreement, payments to MBX pursuant to Section 4.3.6 of the Commercial Alliance Agreement, and MBX Margin under the MBX Formulation Agreement exceed payments to ADM Polymer Corporation of ADM Polymer Corporation Margin under the ADM Polymer Corporation Manufacturing Agreement during the Equalization Period, plus (b) ADM Polymer Corporation's Equalization Payments relating to prior Equalization Periods that were not paid on account of insufficient Available Cash, if any.

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       Amounts payable as Equalization Payments shall be treated as guaranteed payments within the meaning of Code Section 707(c), shall be considered an expense of the Joint Sales Company for income tax purposes and an expense or capital item for financial reporting purposes, as the case may be, and shall not be considered a distribution of money that would reduce the Capital Account of the Member to which such distribution is made. In the event Equalization Payments are due and owing to MBX and ADM Polymer Corporation on any Equalization Payment Date that there is insufficient Available Cash to pay all then owing Equalization Payments, Equalization Payments shall be made to MBX and ADM Polymer Corporation pro rata based on the amount each is owed, respectively, as a percentage of the total amount owed to both of MBX and ADM Polymer Corporation.

       "EQUALIZATION PERIOD" means in the case of (i) the first Equalization Payment, the period from the Equalization Date to the Business Day immediately preceding the first Equalization Distribution Date, or (ii) in the case of any subsequent Equalization Payment, the period from the last Equalization Distribution Date through the Business Day immediately preceding the pending Equalization Distribution Date.

       "FIRM OFFER" shall have the meaning set forth in Section 10.4(a) hereof.

       "FIRST COMMERCIAL SALE" shall have the meaning set forth in the Commercial Alliance Agreement.

       "FISCAL QUARTER" means (i) the period commencing on the Effective Date and ending on September 30, 2006, (ii) any subsequent three-month period commencing on each of July 1, October 1, January 1 and April 1 and ending on the last date before the next such date and (iii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all Property is distributed to the Members pursuant to Section 12 hereof.

       "FISCAL YEAR" means (i) the period commencing on the Effective Date and ending on December 31, 2006, (ii) any subsequent twelve-month period commencing on January 1st and ending on December 31st and (iii) the period commencing on the immediately preceding January 1st and ending on the date on which all Property is distributed to the Members pursuant to Section 12 hereof; provided, however, that the Fiscal Year shall meet the requirements of Code Section 706.

       "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

       "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                     (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors PROVIDED that the initial Gross Asset

*  CONFIDENTIAL TREATMENT REQUESTED

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

              Values of the assets contributed to the Company pursuant to
              Section 2.1 hereof shall be as set forth in such section;

                     (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (B) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), PROVIDED that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Board of Directors reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                     (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board of Directors; and

                     (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "PROFITS" and "LOSSES" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

       "JOINT SALES COMPANY" means the limited liability company formed pursuant to this Agreement and the Certificate and the limited liability company continuing the business of this Joint Sales Company in the event of dissolution of the Joint Sales Company as herein provided.

       "LEDGER ACCOUNT" means with respect to ADM Polymer Corporation, the Ledger Account maintained for the purpose of determining certain rights and obligations of ADM Polymer Corporation, MBX and the Joint Sales Company pursuant to this Agreement and the other Commercial Alliance Agreements, all in accordance with the following provisions:

*  CONFIDENTIAL TREATMENT REQUESTED

                     (i) To ADM Polymer Corporation's Ledger Account there shall be credited (A) the cost incurred by ADM Polymer Corporation to Construct the ADM Polymer Corporation Manufacturing Facility, as approved by the Steering Committee pursuant to Section 4.2.5 of the Commercial Alliance Agreement, (B) other capital expenditures funded by ADM Polymer Corporation and approved for application as a credit against the Ledger Account by the Steering Committee, and
              (C) any negative Net Cash Flow funded by ADM Polymer Corporation;

                     (ii) To ADM Polymer Corporation's Ledger Account there shall be debited (A) the cost incurred by MBX to Construct the MBX Formulation Facility, as approved by the Steering Committee pursuant to Section 4.3.5 of the Commercial Alliance Agreement,
              (B) other capital expenditures funded by MBX and approved for application as a debit against the Ledger Account by the Steering Committee, and (C) Net Cash Flow distributed to ADM Polymer Corporation pursuant to Section 4.1.

       "LETTER OF INTENT" means a binding or non-binding letter of intent between a Seller and a Third-Party Transferee regarding the sale of Offered Units entered into after the Offer Period.

       "LICENSE FEE" has the meaning assigned to the term "License Fee" in the Commercial Alliance Agreement.

       "LIQUIDATION PERIOD" has the meaning set forth in Section 12.7 hereof.

       "LIQUIDATOR" has the meaning set forth in Section 12.9(a) hereof.

       "LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement by and between ADM Polymer Corporation and the Joint Sales Company entered into simultaneously herewith.

       "LOSSES" has the meaning set forth in the definition of "PROFITS" and "LOSSES."

       "MARKETING AND SALES MANAGER" means the Marketing and Sales Manager of the Joint Sales Company.

       "MBX FORMULATION AGREEMENT" means the Formulation Agreement by and between MBX and the Joint Sales Company entered into simultaneously herewith.

       "MBX FORMULATION FACILITY" means the facility constructed by MBX, pursuant to the Commercial Alliance Agreement, to produce PHA Formulations pursuant to the MBX Formulation Agreement

       "MBX MARGIN" has the meaning assigned to the term "Formulation Margin" in the MBX Formulation Agreement.

*  CONFIDENTIAL TREATMENT REQUESTED

       "MEMBER" means any Person (i) who is referred to as such on Exhibit A to this Agreement, or who has become a substituted Member pursuant to the terms of this Agreement and (ii) who has not ceased to be a Member. "Members" means all such Persons.

       "MEMBER NONRECOURSE DEBT" has the same meaning as the term "Member nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

       "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

       "MEMBER NONRECOURSE DEDUCTIONS" has the same meaning as the term "Member nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

       "MBX" means Metabolix, Inc.

       "MBX SERVICES AGREEMENT" means an agreement entitled MBX Services Agreement between MBX and the Joint Sales Company entered into simultaneously herewith.

       "NET CASH FLOW" means the gross cash proceeds of the Joint Sales Company less the portion thereof used to pay or establish reserves for all Joint Sales Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by a unanimous vote of the Board of Directors. "NET CASH FLOW" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

       "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

       "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

       "OFFEREE" shall have the meaning set forth in Section 10.4 hereof.

       "OFFEROR" shall have the meaning set forth in Section 10.4(b) hereof.

       "OFFER NOTICE" shall have the meaning set forth in Section 10.4(a) hereof.

       "OFFER PERIOD" shall have the meaning set forth in Section 10.4(d) hereof.

       "OFFER PRICE" shall have the meaning set forth in Section 10.4(c) hereof.

       "OFFERED UNITS" shall have the meaning set forth in Section 10.4 hereof.

*  CONFIDENTIAL TREATMENT REQUESTED

       "OFFICERS" means the Marketing and Sales Manager, the Assistant Marketing and Sales Manager, the Treasurer and the Secretary together with such other officers of the Joint Sales Company the Board of Directors may designate. An "Officer" means one of the above.

       "PARENT" means with respect to a Member, any Person "controlling" such Member and not "controlled" by any other Person, as such terms within quotation marks are defined within the definition of Affiliate herein.

       "PERCENTAGE INTEREST" means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of Units held by such Member on such date to the aggregate Units held by all Members on such date. The Percentage Interest of each Member immediately after the Effective Date is set forth in Section 2.1 hereof.

       "PERMITTED TRANSFER" has the meaning set forth in Section 10.2 hereof.

       "PERSON" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

       "PHA FORMULATIONS" shall have the meaning set forth in the Commercial Alliance Agreement.

       "PHA MATERIAL" shall have the meaning set forth in the Commercial Alliance Agreement.

       "PRELIMINARY NEGOTIATIONS" shall mean all negotiations between a Seller and a Third-Party Transferee occurring prior to the time that the Seller and Third-Party Transferee have entered into a Letter of Intent.

       "PROFITS" and "LOSSES" mean, for each Allocation Year, an amount equal to the Joint Sales Company's taxable income or loss, as the case may be, for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                     (i) Any income of the Joint Sales Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "PROFITS" and "LOSSES" shall be added to such taxable income or loss;

                     (ii) Any expenditures of the Joint Sales Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

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                                       14

                     (iii) In the event the Gross Asset Value of any Joint Sales Company asset is adjusted pursuant to subparagraphs (ii) or
              (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

                     (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                     (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

                     (vi) To the extent an adjustment to the adjusted tax basis of any Joint Sales Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Joint Sales Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                     (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to
              Section 3.3 or Section 3.4 hereof shall not be taken into account in computing Profits or Losses.

       The amounts of the items of Joint Sales Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

       "PROMISSORY NOTE" means the Promissory Note made by the Joint Sales Company to the order of ADM Polymer Corporation entered into simultaneously herewith.

       "PROPERTY" means all real and personal property acquired by the Joint Sales Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

       "PURCHASE OFFER" shall have the meaning set forth in Section 10.4(b) hereof.

*  CONFIDENTIAL TREATMENT REQUESTED

       "PURCHASER" shall have the meaning set forth in Section 10.4(a) hereof.

       "RECONSTITUTION PERIOD" has the meaning set forth in Section 12.1(b) hereof.

       "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

       "REGULATORY ALLOCATIONS" has the meaning set forth in Section 3.4 hereof.

       "SECRETARY" means the Secretary of the Joint Sales Company.

       "SELLER" shall have the meaning set forth in Section 10.4 hereof.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "STEERING COMMITTEE" shall have the meaning set forth in the Commercial Alliance Agreement.

       "TAX MATTERS MEMBER" has the meaning set forth in Section 8.3(a) hereof.

       "TECHNOLOGY ALLIANCE AGREEMENT" means the Technology Alliance Agreement by and between ADM Polymer Corporation and MBX entered into November 3, 2004.

       "TECHNOLOGY MANAGER" means the Technology Manager of the Joint Sales Company.

       "THIRD-PARTY TRANSFEREE" shall have the meaning set forth in Section 10.4(i) hereof.

       "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

       "TRANSFER OFFER" shall have the meaning set forth in Section 10.4(c) hereof.

       "TREASURER" means the Treasurer of the Joint Sales Company.

       "UNITS" or "UNIT" means an ownership interest in the Joint Sales Company represented by a certificate in the form of Exhibit B attached hereto and bearing the legend required by Section 10.9 hereof, representing a Capital Contribution of *, including the Voting Percentage noted on the certificate therefor as well as any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

       "UNSOLICITED OFFER" shall have the meaning set forth in Section 10.4(b) hereof.

       "VOTING PERCENTAGE" means the percentage set opposite each Member's name in Section 2.1, and unless otherwise explicitly set forth herein to the contrary, any matters

*  CONFIDENTIAL TREATMENT REQUESTED
requiring the Members to vote, approve, or take any other action shall be determined by a majority in Voting Percentage of the Members.

       "WHOLLY OWNED AFFILIATE" of any Person means (i) an Affiliate of such Person, one hundred percent (100%) of the voting stock or beneficial ownership of which is owned by such Person, either directly or indirectly; (ii) an Affiliate of such Person, and such Affiliate owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, either directly or indirectly; or (iii) an Affiliate of such Person, where a Person owns one hundred percent (100%) of the voting stock or beneficial ownership of such Affiliate and such Person, either directly or indirectly.

                    SECTION 2: MEMBERS' CAPITAL CONTRIBUTIONS

              2.1    ORIGINAL CAPITAL CONTRIBUTIONS.

       The name, address, original Capital Contribution, and initial Percentage Interest of each of the Members is as follows:

                                      Original Capital                      Percentage        Voting
Names and Address                     Contribution                           Interest         Percentage
-----------------                     ------------                          ----------        ----------
Metabolix Inc.                        The property described                50%               50%
21 Erie Street                         in Exhibit A attached hereto
Cambridge, MA 02139

ADM Polymer Corporation               The property described                50%               50%
4666 Faries Parkway                   in Exhibit A attached hereto
Decatur, Illinois 62526

              2.2    CONTRIBUTIONS.

              Pursuant to Section 2.1 hereof, each Member agrees to contribute to the Joint Sales Company on the date hereof, the amount of money or the property set opposite such Member's name on the attached Exhibit A.

              2.3    ADDITIONAL CAPITAL CONTRIBUTIONS.

              A Member may make Additional Capital Contributions only with the written consent of all Members, in which event the Joint Sales Company shall issue to the contributing Member additional Units of an amount to be unanimously agreed by the Members.

*  CONFIDENTIAL TREATMENT REQUESTED

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

                             SECTION 3: ALLOCATIONS

              3.1    PROFITS.

              After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits for any Allocation Year on or prior to the Equalization Date shall be allocated to ADM Polymer Corporation, and Profits for any Allocation Year after the Equalization Date shall be allocated to the Members in proportion to their Percentage Interests.

              3.2    LOSSES.

              After giving effect to the special allocations set forth in Sections 3.3 and 3.4 and subject to Section 3.5, Losses for any Allocation Year on or prior to the Equalization Date shall be allocated to ADM Polymer Corporation, and Losses for any Allocation Year after the Equalization Date shall be allocated to the Members in proportion to their Percentage Interests.

              3.3    SPECIAL ALLOCATIONS.

              The following special allocations shall be made in the following order:

              (a)    MINIMUM GAIN CHARGEBACK. Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Joint Sales Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

              (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Joint Sales Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j)
(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain

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

chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

              (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Joint Sales Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

              (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Joint Sales Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

              (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

              (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) (1).

              (g) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Joint Sales Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Joint Sales Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Joint Sales Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

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

              3.4    CURATIVE ALLOCATIONS.

              The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Joint Sales Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Board of Directors may make with the unanimous approval of the Board of Directors such offsetting special allocations of Joint Sales Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Joint Sales Company items were allocated pursuant to Sections 3.1 and 3.2.

              3.5    LOSS LIMITATION.

              Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

              3.6    OTHER ALLOCATION RULES.

              (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.

              (b) The Members are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Joint Sales Company income and loss for income tax purposes.

              (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Joint Sales Company within the meaning of Regulations Section 1.752-3(a) (3), the Members' interests in Joint Sales Company profits are in proportion to their Percentage Interests.

*  CONFIDENTIAL TREATMENT REQUESTED

              To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Member.

              3.7    TAX ALLOCATIONS: CODE SECTION 704(c).

              In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Joint Sales Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Joint Sales Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the remedial method to the Regulations under Code Section 704(c).

              In the event the Gross Asset Value of any Joint Sales Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

              Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 3.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                            SECTION 4: DISTRIBUTIONS

              4.1    NET CASH FLOW.

              Except as otherwise provided in Section 12 hereof, on or prior to the Equalization Date, Net Cash Flow, if any, shall be distributed not later than the thirtieth day after the end of each Fiscal Quarter to ADM Polymer Corporation. Except as otherwise provided in Section 12 hereof or by the Board of Directors, after the Equalization Date, Net Cash Flow, if any, shall be distributed not later than the thirtieth day after the end of each Fiscal Quarter to the Members following the Equalization Payments, if any, described in
Section 6.13 hereof, in proportion to their Percentage Interests.

              4.2    AMOUNTS WITHHELD.

              All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Joint Sales Company or the Members shall be treated as amounts paid or distributed, as the case may be,

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to the Members with respect to which such amount was withheld pursuant to this
Section 4.2 for all purposes under this Agreement. The Joint Sales Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

              4.3    [RESERVED]

              4.4    LIMITATIONS ON DISTRIBUTIONS.

              (a) The Joint Sales Company shall make no distributions to the Members except (i) as provided in this Section 4 and Section 12 hereof, or (ii) as agreed to by all of the Members.

              (b) A Member may not receive a distribution from the Joint Sales Company to the extent that, such distribution would violate Sections 18-607 or 18-804 of the Act.

                              SECTION 5: MANAGEMENT

              5.1    DIRECTORS; BOARD OF DIRECTORS.

              (a) The management of the Joint Sales Company shall be vested in the Board of Directors (the "BOARD OF DIRECTORS") designated by the Members as provided in Section 5.1(c) hereof.

              (b) The number of Directors on the Board of Directors shall be four (4). The initial Directors of the Joint Sales Company shall be as set forth on Exhibit C hereto.

              (c) A Director shall remain in office until removed by the Member designating such Director. MBX shall designate two (2) Directors, and ADM Polymer Corporation shall designate two (2) Directors. Members shall designate Directors with respect to any Director other than the initial Directors listed on Exhibit C hereto, by delivering to the Joint Sales Company their written statement designating their Director or Directors and setting forth such Director's or Directors' business address and telephone number. The Members, by signing this Agreement, hereby designate the Persons identified on Exhibit C hereto as Directors of the Joint Sales Company until their successors are designated, each such Director being deemed designated by the Member set forth opposite such Director indicated on Exhibit C hereto.

              (d) A Director may be removed at any time, with or without cause, by the written notice of the Member that designated such Director, delivered to the Joint Sales Company, demanding such removal and designating the Person who shall fill the position of the removed Director.

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              (e)    If any Director dies, resigns or is otherwise unable to
serve as such or is removed from office by the Member that designated such Director, the appropriate Member shall promptly designate a successor to such Director. A Director chosen to fill a vacancy shall be designated by the Member whose previously designated Director shall have been removed or shall have resigned.

              (f) Each Director shall have one (1) vote. Except as otherwise provided in this Agreement, the Board of Directors shall act by the affirmative vote of a majority of a quorum.

              (g) Each Director shall perform his duties as a Director in good faith, in a manner he reasonably believes to be in the best interests of the Joint Sales Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Director of the Joint Sales Company.

              (h) The Board of Directors shall have the power to delegate authority to such committees of Directors, Officers, employees, agents and representatives of the Joint Sales Company as it may from time to time deem appropriate in accordance with Section 5.7 below. Any delegation of authority to take any action must be approved in the same manner as would be required for the Board of Directors to approve such action directly.

              (i) A Director shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Joint Sales Company.

              (j) The Chairman shall be a Director and shall hold office for a period of one Fiscal Year. The Chairman shall be appointed on an alternating basis, first as directed in writing by ADM Polymer Corporation, and then as directed in writing by MBX. The Chairman may be removed at any time, with or without cause, by the written notice of the Member that designated such Chairman, delivered to the Joint Sales Company, demanding such removal and designating the Person who shall fill the position of the removed Chairman. The duties of the Chairman shall be to direct meetings of the Board of Directors. The initial Chairman shall be as indicated on Exhibit C hereto.

       5.2    MEETINGS OF THE BOARD OF DIRECTORS.

              (a) The Board of Directors shall hold regular meetings no less frequently than once every Fiscal Quarter and shall establish meeting times, dates and places and requisite notice requirements (not shorter than those provided in Section 5.2(b)) and adopt rules or procedures consistent with the terms of this Agreement. Unless otherwise approved by the Board of Directors, each regular meeting of the Board of Directors will be held at a location specified on an alternating basis first, by those Directors designated by ADM Polymer Corporation, next by those Directors designated by MBX, etc. for the convenience of the Directors specifying the location. If the Directors designated by a Member and having the right to specify the location do not so specify, the meeting will be held at the Joint Sales Company's principal place of business. At such meetings the Board of Directors shall transact

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such business as may properly be brought before the meeting, whether or not notice of such meeting referenced the action taken at such meeting. At all meetings of the Board of Directors, the participation of at least one Director appointed by each of ADM Polymer Corporation and MBX shall constitute a quorum. Each Director shall have one vote on all matters before the Board of Directors; provided, however, that the Director appointed by each of ADM Polymer Corporation and MBX present at any meeting shall have the authority to cast the votes of any of such Party's appointed Directors who are absent from the meeting. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless by express provision of the Act, or of this Agreement, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the Directors present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present. A Director may appoint in writing an alternate to act in such Director's absence at any meetings of the Board of Directors.

              (b) Special meetings of the Board of Directors may be called by any Director. Notice of each such meeting shall be given to each Director on the Board of Directors by telephone, telecopy, telegram, or similar method, or sent by first-class mail (in each case, notice shall be given at least three (3) weeks before the time of the meeting, unless a longer notice period is established by the Board of Directors). Each such notice shall state (i) the time, date, place (which shall be at the principal office of a Member other than the Member who designated the Director calling such meeting unless otherwise agreed to by all Directors) or other means of conducting such meeting and (ii) the purpose of the meeting to be so held. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by the Directors. Any Director may waive notice of any meeting in writing before, at, or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, and does in fact object, to the transaction of any business on grounds that the meeting was not properly called.

              (c) Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

              (d) Notwithstanding anything to the contrary in this Section 5.2, the Board of Directors may take without a meeting any action that may be taken by the Board of Directors under this Agreement if such action is approved by the unanimous written consent of the Directors.

       5.3    BOARD OF DIRECTORS POWERS.

              (a) Except as otherwise provided in this Agreement, all powers to control and manage the Business and affairs of the Joint Sales Company shall be exclusively vested in the Board of Directors and the Board of Directors may exercise all powers of the Joint Sales

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Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Board of Directors deems necessary, useful or appropriate for the management and conduct of the Business, including exercising the following specific rights and powers:

                     (i) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

                     (ii) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Joint Sales Company;

                     (iii) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Joint Sales Company;

                     (iv) Execute (but not to the exclusion of any Officer having such power) any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Business, or in connection with managing the affairs of the Joint Sales Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors. Simultaneously with the execution of this Agreement, one or more of the Directors shall execute the Commercial Alliance Agreements on behalf of the Joint Sales Company;

                     (v) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Joint Sales Company, and secure the same by mortgage, pledge, or other lien on any Joint Sales Company assets;

                     (vi) Execute, in furtherance of any or all of the purposes of the Joint Sales Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Joint Sales Company assets;

                     (vii) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Joint Sales Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

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                     (viii)    Manage and distribute funds to the Members by way
          of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Joint Sales Company or this Agreement;

                     (ix) Contract on behalf of the Joint Sales Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Joint Sales Company;

                     (x) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Joint Sales Company assets and Director liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Joint Sales Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Joint Sales Company is then formed or qualified;

                     (xi) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Joint Sales Company;

                     (xii) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Joint Sales Company, the Members or any Director in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

                     (xiii) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

                     (xiv) Indemnify a Member or Director or former Member or Director, and to make any other indemnification that is authorized by this Agreement in accordance with the Act; provided the Board of Directors unanimously agrees on such indemnification.

          (b) The Board of Directors shall appoint and/or approve the Officers in accordance with Section 5.7 and will establish policies and guidelines for the hiring of employees to permit the Joint Sales Company to act as an operating company with respect to its Business. The Board of Directors may adopt appropriate management incentive plans and

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employee benefit plans. The Officers of the Joint Sales Company shall be responsible for conducting, in the name of, and on behalf of, the Joint Sales Company, the day-to-day business and affairs of the Joint Sales Company.

       5.4    DUTIES AND OBLIGATIONS OF THE BOARD OF DIRECTORS.

                  (a) The Board of Directors shall cause the Joint Sales Company to conduct its business and operations separate and apart from that of any Member or Director or any of its Affiliates, including, without limitation,
(i) segregating Joint Sales Company assets and not allowing funds or other assets of the Joint Sales Company to be commingled with the funds or other assets of, held by, or registered in the name of, any Member or Director or any of its Affiliates, (ii) maintaining books and financial records of the Joint Sales Company separate from the books and financial records of any Member or Director and its Affiliates, and observing all Joint Sales Company procedures and formalities, including, without limitation, maintaining minutes of Joint Sales Company meetings and acting on behalf of the Joint Sales Company only pursuant to due authorization of the Members, (iii) causing the Joint Sales Company to pay its liabilities from assets of the Joint Sales Company, and (iv) causing the Joint Sales Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

             (b) The Board of Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Joint Sales Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Joint Sales Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Joint Sales Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations.

             (c) It is expressly agreed by the Members that no Director shall be liable to the Joint Sales Company or any Member for such Director's good faith reliance on any provision of this Agreement.

       5.5    REIMBURSEMENTS.

              Except as otherwise provided in a Commercial Alliance Agreement, the Members and Directors shall be reimbursed for certain expenditures as provided herein. The Joint Sales Company shall reimburse the Members and Directors for all expenses incurred and paid by any of them in the organization of the Joint Sales Company and as authorized by the Joint Sales Company, in the conduct of the Business, including, but not limited to, expenses of maintaining an office, telephones, travel, office equipment and secretarial and other personnel as may reasonably be attributable to the Joint Sales Company. Each Member that is party to any contract or agreement with the Joint Sales Company (including but not limited to the Commercial Alliance Agreements) shall be reimbursed amounts specified or reimbursable thereunder pursuant to the terms thereof. Such expenses shall not include any expenses incurred in connection with a Member's or Directors' exercise of its rights as a Member or a

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Director apart from the authorized conduct of the Business. The unanimous determination of the Board of Directors as to which expenses are allocated to and reimbursed as a result of the Joint Sales Company's activities or business and the amount of such expenses shall be conclusive. Except as otherwise expressly provided herein, such reimbursement shall be treated as expenses of the Joint Sales Company and shall not be deemed to constitute distributions to any Member of profit, loss or capital of the Joint Sales Company.

       5.6    INDEMNIFICATION OF THE DIRECTORS AND OFFICERS.

              (a) Unless otherwise provided in Section 5.6(d) hereof, the Joint Sales Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Property) shall indemnify, save harmless, and pay all judgments and claims against any Director or Officer relating to any liability or damage incurred by reason *

              (b) Unless otherwise provided in Section 5.6(d) hereof, in the event of any *

              (c) Unless otherwise provided in Section 5.6(d) hereof, the Joint Sales Company shall *

              (d) Notwithstanding the provisions of Sections 5.6(a), 5.6(b) and 5.6(c) above, such Sections shall be enforced only to the maximum extent permitted by law and no Director or Officer shall be indemnified from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law which was material to the cause of action.

              (e) The obligations of the Joint Sales Company set forth in this Section 5.6 are expressly intended to create third party beneficiary rights of each of the Directors or Officers and any Member is authorized, on behalf of the Joint Sales Company, to give written confirmation to any Director or Officer of the existence and extent of the Joint Sales Company's obligations to such Director or Officer hereunder.

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       5.7    APPOINTMENT OF OFFICERS, AGENTS AND REPRESENTATIVES:

              (a) The Board of Directors shall appoint and remove persons from the following offices, where indicated as directed by the appropriate
Member:

                         (i) The Marketing and Sales Manager. The Marketing and Sales Manager shall be appointed as directed by MBX, subject to the approval of the Board of Directors. The Marketing and Sales Manager may be removed by the Board of Directors, only at the direction of MBX, and may be removed with or without cause. The duties of the Marketing and Sales Manager shall be to coordinate and manage the day to day Business of the Joint Sales Company as it relates to the marketing and sale of the Products. He shall consult frequently and work closely with the Board of Directors to ensure that the Board of Directors is aware and approves of all significant actions taken by the Marketing and Sales Manager. The Marketing and Sales Manager shall not be a "manager" within the meaning of the Act;

                         (ii) The Assistant Marketing and Sales Manager. The Assistant Marketing and Sales Manager shall be appointed as directed by ADM Polymer Corporation, subject to the approval of the Board of Directors. The Assistant Marketing and Sales manager may be removed by the Board of Directors, only at the direction of ADM Polymer Corporation, and may be removed with or without cause. The duties of the Assistant Marketing and Sales manager shall be to assist the Marketing and Sales Manager in coordinating and managing the day to day Business of the Joint Sales Company as it relates to the marketing and sales of the Products. The Assistant Marketing and Sales Manager shall not be a "manager" within the meaning of the Act.

                         (iii) The Treasurer. The Treasurer shall be appointed as directed by ADM Polymer Corporation, subject to the approval of the Board of Directors. The Treasurer may be removed by the Board of Directors, only at the direction of ADM Polymer Corporation, and may be removed with or without cause. The Treasurer shall have custody of the Joint Sales Company's funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Joint Sales Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Joint Sales Company in such depositories as may be designated by the Board of Directors. The Treasurer shall also maintain adequate records of all assets, liabilities, and transactions of the Joint Sales Company and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a corporation or as may from time to time be assigned to him or her by the Board of Directors.

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                    (iv)    The Secretary. The Secretary shall be appointed as
              directed first by ADM, subject to the approval of the Board of Directors, to serve commencing on the Effective Date and continuing to and including December 31 of the year of appointment. The Secretary shall thereafter be appointed to serve for a calendar year on an alternating basis as directed by MBX or ADM, commencing with MBX, subject to the approval of the Board of Directors. The Secretary may be removed by the Board of Directors, only at the direction of the Member making the appointment, and may be removed with or without cause. The Secretary shall attend meetings of the Board of Directors and meetings of the Members and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of a secretary of a corporation or as may from time to time be assigned to him or her by the Board of Directors.

                    (v) Such other Officers as the Board of Directors deems necessary or desirable, upon such terms as the Board of Directors deems appropriate; provided, however, that such Officers may only be removed by the Board of Directors.

              (b) The Board of Directors or the Officers may appoint such agents and representatives as they deem necessary or desirable, upon such terms as they deem appropriate.

              (c) Except with respect to any matter as to which the Board of Directors has authorized or directed an Officer, each Officer shall be under a fiduciary duty to conduct the affairs of the Joint Sales Company in the best interests of the Joint Sales Company, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Joint Sales Company.

              (d) Except as otherwise provided in a Commercial Alliance Agreement, the Joint Sales Company shall not enter into any contract without having the written approval of both an Officer appointed by ADM Polymer Corporation and an Officer appointed by MBX. Notwithstanding any other provision of this Agreement, except as set forth in the Commercial Alliance Agreements, no action may be taken by the Joint Sales Company (whether by the Officers, or otherwise) in connection with any of the following matters without the unanimous approval of the Board of Directors:

                            (i) Any grant or conveyance of any exclusive rights to any third party;

                            (ii) Any agreement to a voluntary restriction on the Joint Sales Company's Business;

                            (iii) Any contract to sell the Products or purchase materials for a term in excess of one (1) year;

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                            (iv)     Any activity that is inconsistent with a
              budget or business plan that has been adopted by the Board of Directors; or

                            (v) Any price incentives or rebates offered in connection with the sale of Products.

              (e) Each Member hereby agrees that the Joint Sales Company shall be permitted to use any counsel regularly employed by any Member (including without limitation the inside counsel of a Member) with respect to any issue arising under any Transaction Document and the transactions contemplated hereby and thereby; provided, however, that such issue does not involve any actual or potential conflict of interest (i) between, the Members or their respective Affiliates, a Member or its Affiliates and the Joint Sales Company, or any Member and an Affiliate of a Member, or (ii) for the proposed counsel. Such counsel will certify in writing as to the absence of such conflict for such proposed counsel if requested to do so by any Member; and provided, further that this Section 5.7(e) shall not, without the written consent of a Member, constitute a prospective waiver by such Member of its right to allege the existence of an actual or potential ethical conflict of interest with respect to such proposed counsel.

                           SECTION 6: ROLE OF MEMBERS

       6.1    RIGHTS OR POWERS.

              The Members shall not have any right or power directly to take part in the management or control of the Joint Sales Company or its business and affairs or to act for or bind the Joint Sales Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. The Members shall exercise such rights and powers through the Steering Committee subject to the terms and conditions set forth in the Commercial Alliance Agreements.

       6.2    VOTING RIGHTS.

              No Member has any voting right except with respect to those matters specifically reserved for a Member vote which are set forth in this Agreement and as required in the Act.

       6.3    REQUIRED MEMBER CONSENTS.

                    Notwithstanding any other provision of this Agreement, except as set forth in the Commercial Alliance Agreements, no action may be taken by the Joint Sales Company (whether by the Board of Directors, the Officers or otherwise) in connection with any of the following matters without the unanimous consent of the Members, acting through the Steering Committee:

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              (a)   Any activity that is not consistent with the purposes of the
Joint Sales Company as set forth in Section 1.3 hereof;

              (b) Any act in contravention of this Agreement or any Commercial Alliance Agreement to which the Joint Sales Company is a party;

              (c) Confession of a judgment against the Joint Sales Company in an amount in excess of $200,000;

              (d)   A material change in the Business;

              (e) Any sale of assets by the Joint Sales Company, other than sales of inventory in the ordinary course of business, involving total consideration in excess of $200,000;

              (f) Any transaction by the Joint Sales Company involving the incurrence, creation, assumption, guarantee or suffering by the Joint Sales Company of any indebtedness in excess of $200,000 in principal amount, or the issuance of any equity or any equity-based security by the Joint Sales Company;

              (g) Any expenditure, investment or acquisition involving total consideration in excess of $200,000, other than the acquisition of raw materials or products for sale in the ordinary course of business;

              (h) Any transaction between the Joint Sales Company and any Member, Director or Affiliate of a Member;

              (i) Any transaction to liquidate or dissolve the Joint Sales Company;

              (j) Any transaction by the Joint Sales Company to merge or consolidate with another entity;

              (k) Any transaction to sell or license any intellectual property owned or licensed by the Joint Sales Company;

              (l) Adopting or implementing any business plan or budget intended to represent a detailed statement of expected income, expenses and other expenditures or receipts on behalf of the Joint Sales Company or any Wholly-Owned Affiliate;

              (m) Any amendment and/or restatement of this Agreement or the Certificate and/or any amendment and/or restatement of the governing documents of any Wholly-Owned Affiliate of the Joint Sales Company;

              (n) The formation, dissolution, liquidation, merger or consolidation of any Wholly-Owned Affiliate of the Joint Sales Company;

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              (o)   Issuing or committing to issue, or repurchasing or redeeming of or committing to repurchase or redeem any Units or other equity interest that may hereafter be created (collectively, "Equity Interests"), options to acquire Equity Interests or any other rights relative to or in any way related to any Equity Interests of the Joint Sales Company or any Wholly-Owned Affiliate of the Joint Sales Company;

              (p) Causing the Joint Sales Company or any Wholly Owned Affiliate of the Joint Sales Company to distribute any cash or property to any Member, provided, however, that the distributions required by Sections 4.1 and
6.13 shall be made in accordance with such Sections;

              (q) Any action requiring the unanimous consent of the Steering Committee in the Commercial Alliance Agreements.

              The restrictions above shall not apply to actions or transactions specifically contemplated by an agreement that is entered into on, as of or prior to the Effective Date, by MBX or ADM Polymer Corporation, or their respective Affiliates, with the Joint Sales Company, including but not limited to the Commercial Alliance Agreements, or is entered into by both MBX and ADM Polymer Corporation or their respective Affiliates at any time.

       6.4    [RESERVED]

       6.5    WITHDRAWAL/RESIGNATION.

              Except as otherwise provided in Sections 4 and 12 hereof, no Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Joint Sales Company without the consent of all Members. Except as otherwise provided in the Act or this Agreement, upon resignation, any resigning Member is entitled to receive only the distribution to which it is entitled under this Agreement, and if no specific provision of this Agreement calls for a distribution or payment upon such resignation, then no payment or distribution shall be due or owing. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive Property other than cash except as may be specifically provided herein.

       6.6    MEMBER COMPENSATION.

              No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Joint Sales Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement.

       6.7    MEMBERS LIABILITY.

              No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the Debts or any other obligations or liabilities of the Joint Sales

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Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Joint Sales Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Joint Sales Company, provided that a Member may be required to repay distributions made to it as provided in Section 18-607 of the Act. The Directors shall not have any personal liability for the repayment of any Capital Contributions of any Member.

       6.8    PARTITION.

              While the Joint Sales Company remains in existence or is continued, each Member agrees and waives its rights to have any Property partitioned, or to file a complaint or to institute any suit, action or proceeding at law or in equity to have any Property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right.

       6.9    CONFIDENTIALITY.

              Each Member covenants to comply with the terms and conditions of all confidentiality agreements between and among ADM Polymer Corporation, MBX and their respective Affiliates whether presently in existence or entered into after the Effective Date and a breach of any such confidentiality agreement shall constitute a breach of this Agreement.

       6.10   TRANSACTIONS BETWEEN A MEMBER AND THE JOINT SALES COMPANY.

              Except as otherwise provided by applicable law, any Member may, but shall not be obligated to, lend money to the Joint Sales Company, act as surety for the Joint Sales Company and transact other business with the Joint Sales Company and has the same rights and obligations when transacting business with the Joint Sales Company as a person or entity who is not a Member. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Joint Sales Company. The existence of these relationships and acting in such capacities will not result in the Member being deemed to be participating in the control of the business of the Joint Sales Company or otherwise affect the limited liability of the Member.

       6.11   OTHER INSTRUMENTS.

              Each Member hereby agrees to execute and deliver to the Joint Sales Company within five (5) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Board of Directors deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Joint Sales Company to fulfill its responsibilities under this Agreement.

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       6.12   NUMBER OF MEMBERS.

              Unless the Members shall unanimously agree to the contrary, there shall at no time be more than two (2) Members of the Joint Sales Company.

       6.13   EQUALIZATION PAYMENTS.

              On each Equalization Distribution Date, the Joint Sales Company shall pay to each Member, to the extent of all Available Cash, an amount equal to each such Member's Equalization Payment, if any. Equalization Payments shall be treated for income tax purposes as "guaranteed payments" within the meaning of Code Section 707(c) and, whether or not paid, shall not affect any Member's Capital Account balance.

                    SECTION 7: REPRESENTATIONS AND WARRANTIES

       7.1    IN GENERAL.

              As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in
Section 7.2 hereof, and such warranties and representations shall survive the execution of this Agreement.

       7.2    REPRESENTATIONS AND WARRANTIES.

                    Each Member hereby represents and warrants that:

              (a) Due Incorporation or Formation; Authorization of Agreement. Such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership, or company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, partnership, or company action. This Agreement constitutes the legal, valid, and binding obligation of such Member.

              (b) No Conflict with Restrictions; No Default. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Member of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, its Parent, or any of its Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a

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default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement or operating agreement of such Member, its Parent, or any of its Affiliates or of any material agreement or instrument to which such Member, its Parent, or any of its Affiliates is a party or by which such Member, its Parent, or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Member, its Parent, or any of its Affiliates is a party or by which such Member, its Parent, or any of its Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Member, its Parent, or any of its Affiliates.

              (c) Governmental Authorizations. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance and performance by such Member under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained on or before the Effective Date.

              (d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member or any of its Affiliates, threatened against or affecting such Member or any of its Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member; and such Member or any of its Affiliates has not received any currently effective notice of any default, and such Member or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

              (e) Investment Company Act; Public Utility Holding Company Act. Neither such Member nor any of its Affiliates is, nor will the Joint Sales Company as a result of such Member holding an interest therein be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither such Member nor any of its Affiliates is, nor will the Joint Sales Company as a result of such Member holding an Interest therein be, a "holding company," "an affiliate of a holding company," or a "subsidiary of a holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

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              (f)   Investigation. Such Member is acquiring its Units based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Member's acquisition of its Units is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Units.

                    SECTION 8: ACCOUNTING, BOOKS AND RECORDS

       8.1    ACCOUNTING, BOOKS AND RECORDS.

              (a) The Joint Sales Company shall keep on site at its principal place of business each of the following:

                         (i) Separate books of account for the Joint Sales Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Joint Sales Company and the operation of the Business in accordance with this Agreement;

                         (ii) current list of the full name and last known business, residence, or mailing address of each Member, Director, and Officer, both past and present;

                         (iii) copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                         (iv) Copies of the Joint Sales Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

                         (v)      Copies of this Agreement;

                         (vi) Any written consents obtained from Members pursuant to Section 6.3(e) hereof regarding action taken by Members without a meeting; and

                         (vii) Any written consents obtained from the Directors pursuant to Section 5.2(d) hereof regarding action taken by the Directors without a meeting, and minutes of meetings of the Board of Directors.

              (b) The Joint Sales Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative has the right to have reasonable access to and inspect and copy the contents of such books or records and shall also have

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reasonable access during normal business hours to such additional financial information, documents, books and records. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Joint Sales Company, as such procedures and guidelines may be established from time to time.

       8.2    REPORTS.

              (a) IN GENERAL. The Treasurer shall be responsible for causing the preparation of financial reports of the Joint Sales Company and the coordination of financial matters of the Joint Sales Company with the Joint Sales Company's accountants.

              (b) PERIODIC AND OTHER REPORTS. The Joint Sales Company shall cause to be delivered to each Member the financial statements listed in clauses
(i) and (ii) below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its Affiliates for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Member may reasonably request from time to time; PROVIDED that, if the Board of Directors so determines within thirty (30) days thereof, such other reports shall be provided at such requesting Member's sole cost and expense. The monthly and quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

                         (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Members pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Joint Sales Company as of the end of such Fiscal Year and the related statements of operations, Members' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Joint Sales Company's accountants, and in each case, to the extent the Joint Sales Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

                         (ii) As soon as practicable following the end of each of the first three Fiscal Quarters of each Fiscal Year (and in any event not later than forty five (45) days after the end of each such Fiscal Quarter), a balance sheet of the Joint Sales Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Joint Sales Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

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              The quarterly or monthly statements described in clause (ii) above shall be accompanied by a written certification of the Treasurer of the Joint Sales Company that such statements have been prepared in accordance with GAAP consistently applied or this Agreement, as the case may be.

       8.3    TAX MATTERS.

              (a) TAX ELECTIONS. It is the intention of the parties hereto that the relationships created by this Agreement will, for federal, state, and local income tax purposes, be treated as a partnership and no Member nor the Tax Matters Member shall take any action inconsistent with the Joint Sales Company's status as a partnership for federal, state, or local income tax purposes without the consent of all Members. The Board of Directors by a unanimous vote shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Units and Joint Sales Company distributions; (ii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Joint Sales Company's federal, state, local or foreign tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Joint Sales Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Joint Sales Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Joint Sales Company and the Members. ADM Polymer Corporation is specifically authorized to act as the "TAX MATTERS MEMBER" under Section 6231 of the Code and in any similar capacity under state or local law.

              (b) TAX INFORMATION. Necessary tax information shall be delivered to each Member as soon as practicable after the end of each Fiscal Year of the Joint Sales Company but not later than five (5) months after the end of each Fiscal Year.

              (c) REIMBURSEMENTS. Notwithstanding anything to the contrary in this Agreement, the Tax Matters Member shall be reimbursed for all reasonable expenses incurred by it in connection with its service as Tax Matters Member. Such reimbursements shall not affect the Capital Account of the Tax Matters Member.

                              SECTION 9: AMENDMENTS

       9.1    AMENDMENTS.

              (a) Amendments to this Agreement may be proposed by any Director or any Member. Following such proposal, the Board of Directors shall submit to the Members a

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verbatim statement of any proposed amendment, providing that counsel for the
Joint Sales Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto if it receives the unanimous approval of the Members in accordance with Section 6.4 hereof.

              (b) Notwithstanding Section 9.1(a) hereof, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would (i) modify the limited liability of a Member, or (ii) alter the interest of such Member in Profits, Losses, other items, or any Joint Sales Company distributions.

                              SECTION 10: TRANSFERS

       10.1   RESTRICTIONS ON TRANSFERS.

              Except as otherwise permitted by this Agreement, no Member shall
(i) Transfer directly or indirectly all or any portion of its Units, or (ii) pledge or otherwise encumber all or any part of its Units as security for the payment of a Debt.

       10.2   PERMITTED TRANSFERS.

              Subject to the conditions and restrictions set forth in Sections
10.3 and 10.6 hereof, a Member may at any time Transfer all (but not less than all) of its Units to (a) the other Member or an Affiliate of the other Member, or (b) the transferor's trustee to whom such Units are transferred involuntarily by operation of law, (any such Transfer being referred to in this Agreement as a "Permitted Transfer").

       10.3   CONDITIONS TO PERMITTED TRANSFERS.

                    A Transfer shall not be treated as a Permitted Transfer under Section 10.2 hereof unless and until the following conditions are satisfied:

              (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Joint Sales Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Joint Sales Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Joint Sales Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Joint Sales Company. In all cases, the Joint Sales Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

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              (b)   The transferor and transferee shall furnish the Joint Sales
Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Joint Sales Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Joint Sales Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

              (c) Except in the case of a Transfer of Units involuntarily by operation of law, either (a) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (b) the transferor shall provide to the Joint Sales Company and the other Member an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

              (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide to the Joint Sales Company and the other Member an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Board of Directors, to the effect that such Transfer will not cause the Joint Sales Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

       10.4   [RESERVED]

       10.5   PROHIBITED TRANSFERS.

              Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Joint Sales Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Members, in their sole discretion, unanimously agree to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Joint Sales Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Joint Sales Company.

              In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Joint Sales Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

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       10.6   TAX TERMINATION RESTRICTIONS.

              (a) Notwithstanding any other provision of this Section 10, except in the case of a Transfer of Units involuntarily by operation of law and except as otherwise provided in this Section 10.6, no Transfer of Units shall be permitted if, in the opinion of the Joint Sales Company's tax counsel, (i) such Transfer would more likely than not terminate the Joint Sales Company for federal income tax purposes under Section 708(b)(1)(B) of the Code (a "Technical Termination") and (ii) any Technical Termination caused by such Transfer would be disadvantageous to the Joint Sales Company.

              (b) Prior to the effective date of any Transfer, the Joint Sales Company may obtain and deliver to the transferor a written opinion from the Joint Sales Company's tax counsel stating that the proposed Transfer would cause a Technical Termination and explaining how such Technical Termination would be disadvantageous to the Joint Sales Company (a "Termination Opinion"). If the Joint Sales Company fails to provide a Termination Opinion prior to the effective date, the Transfer of such Offered Units will not be prohibited by this Section 10.6, but shall remain subject to any and all requirements of the remaining provisions of this Section 10.

              (c) If the Joint Sales Company provides a Termination Opinion to the transferor prior to such effective date, the Board of Directors by a unanimous decision shall have the right to restructure the proposed Transfer so that a Technical Termination will not result therefrom. To restructure the Transfer, the Board of Directors shall prior to the effective date of the transfer, provide a written explanation to the transferor explaining any and all necessary changes required by the Board of Directors so that a Technical Termination will be avoided if the proposed Transfer is ultimately consummated. For the avoidance of doubt, the Board of Directors shall only be entitled to make changes necessary to avoid a Technical Termination, and shall not have the right to restructure any proposed Transfer in any other way or for any other purpose.

       10.7   RIGHTS OF UNADMITTED ASSIGNEES.

              A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 10.8 hereof shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Joint Sales Company, shall not be entitled to inspect the books or records of the Joint Sales Company, shall not be entitled to designate any Directors and shall not have any of the other rights of a Member under the Act or this Agreement.

       10.8   ADMISSION OF SUBSTITUTED MEMBERS.

              Subject to the other provisions of this Section 10, a transferee of Units may be admitted to the Joint Sales Company as a substituted Member only upon satisfaction of the conditions set forth in this Section 10.8:

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              (a)   The Units with respect to which the transferee is being
admitted were acquired by means of a Permitted Transfer;

              (b)   The transferee of Units (other than, with respect to clauses
(i) and (ii) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Board of Directors (and, in the case of clause (iii) below, the transferor Member),
(i) make representations and warranties to the nontransferring Member equivalent to those set forth in Section 7, (ii) accept and adopt the terms and provisions of this Agreement, including this Section 10, and (iii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution of the transferor Member under this Agreement;

              (c) The transferee pays or reimburses the Joint Sales Company for all reasonable legal, filing, accounting and publication costs that the Joint Sales Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and

              (d) Except in the case of a Transfer involuntarily by operation of law, if required by the Board of Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Joint Sales Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Board of Directors reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

       10.9   REPRESENTATIONS REGARDING TRANSFERS; LEGEND.

              (a) Each Member hereby covenants and agrees with the Joint Sales Company for the benefit of the Joint Sales Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Joint Sales Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Joint Sales Company. Each Member further agrees that it will

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not Transfer any Units to any Person unless such Person agrees to be bound by this Section 10.9(a) and to Transfer such Units only to Persons who agree to be similarly bound.

              (b) Each Member hereby represents and warrants to the Joint Sales Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:

                         The Company Units represented by this document have not
                  been registered under any securities laws and the transferability of such Units is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units by the issuer for any purposes, unless (1) a registration statement under the Securities Act of 1933, as amended, with respect to such Units shall then be in effect and such transfer has been qualified under all applicable state securities laws, or (2) the availability of an exemption from such registration and qualification shall be established to the satisfaction of counsel to the Joint Sales Company.

                         The Units represented by this document are subject to
                  further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Operating Agreement of the issuer and agreed to by each Member. Said restriction provides, among other things, that no Units may be transferred without first offering such Units to the other Member.

       10.10  DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED UNITS.

              If any Units are Transferred during any Allocation Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Board of Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Joint Sales Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Joint Sales Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Joint Sales Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Joint Sales Company does not receive a notice stating the date such Units were

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transferred and such other information as the Board of Directors may reasonably require within thirty (30) days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made to the Person who, according to the books and records of the Joint Sales Company, was the owner of the Units on the last day of such Allocation Year. Neither the Joint Sales Company nor any Director shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.10, whether or not any Director or the Joint Sales Company has knowledge of any Transfer of ownership of any Units.

                             SECTION 11: ADVERSE ACT

       11.1   REMEDIES.

              (a) If an Adverse Act has occurred or is continuing with respect to any Member, the non-Adverse Member may elect to cause the dissolution, winding up and liquidation of the Joint Sales Company pursuant to Section 12.

              The foregoing remedy shall not be deemed to be exclusive, and, subject to the requirements of this Section 11.1(a) regarding the timing of the election of such remedies, selection or resort to any thereof shall not preclude selection or resort to the others.

              The election of a remedy specified above may be exercised by notice given to the Adverse Member (A) in case of an Adverse Act specified in clause (i) of the definition of the term "Adverse Act" in Section 1.10, within ninety (90) days after the occurrence of such Adverse Act or (B) in the case of any other Adverse Act with respect to which such remedy is available, within ninety (90) days after the Member making such election obtains actual knowledge of the occurrence of such Adverse Act, including, if applicable, that any cure period has expired.

              Except as provided in Section 11.1(b), the failure to elect the remedy with respect to the subject Adverse Act within the time periods provided in the preceding paragraph shall be conclusively presumed to be a waiver of the remedies provided in this Section 11 with respect to the subject Adverse Act.

              The resort to any remedy pursuant to this Section 11.1(a) shall not for any purpose be deemed to be a waiver of any remedy not described in this
Section 11.1(a) and otherwise available hereunder or under applicable law.

              (b) If the Joint Sales Company is dissolved pursuant to Section 12.1(a) at any time as a result of a Dissolution Event that occurs prior to a remedy having been elected pursuant to Section 11.1(a) with respect to any Adverse Member, the time periods for such election shall thereupon expire and the Board of Directors shall deduct from any amounts to be paid to such Adverse Member pursuant to Section 12.2 that amount which it unanimously estimates to be reasonably sufficient to compensate the Joint Sales Company and the non-

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Adverse Member for Damages incurred as a result of the Adverse Act (subject to the limitations of Section 11.1(a)) and shall pay the same to the non-Adverse Member on behalf of the Adverse Member.

                     SECTION 12: DISSOLUTION AND WINDING UP

       12.1   DISSOLUTION EVENTS.

              (a) DISSOLUTION. The Joint Sales Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "DISSOLUTION EVENT"):

                         (i) The unanimous vote of the Members to dissolve, wind up, and liquidate the Joint Sales Company;

                         (ii) A judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the Business;

                         (iii) The election of the non-Adverse Member pursuant to Section 11.1(a);

                         (iv) The termination or expiration of the Commercial Alliance Agreement;

                         (v) The election of a Member to dissolve the Joint Sales Company pursuant to Section 9.8.3 of the Commercial Alliance Agreement.

              The Members hereby agree that, notwithstanding any provision of the Act, the Joint Sales Company shall not dissolve prior to the occurrence of a Dissolution Event.

              (b) RECONSTITUTION. If it is determined, by a court of competent jurisdiction, that the Joint Sales Company has dissolved prior to the occurrence of a Dissolution Event, then within an additional ninety (90) days after such determination (the "RECONSTITUTION PERIOD"), either Member may elect to reconstitute the Joint Sales Company and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Joint Sales Company shall liquidate and wind up its affairs in accordance with Section 12.2 hereof. If such an election is made within the Reconstitution Period, then:

                         (i) The reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in this Section 12.1(a);

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                         (ii)     Unless otherwise agreed to by a majority in
              Percentage Interests of the Members, the Certificate and this Agreement shall automatically constitute the Certificate and Agreement of such new Joint Sales Company. All of the assets and liabilities of the dissolved Joint Sales Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Joint Sales Company. No bond, collateral, assumption or release of any Member's or the Joint Sales Company's liabilities shall be required;

PROVIDED that the right of the Members to select successor Directors and to reconstitute and continue the Business shall not exist and may not be exercised unless the Joint Sales Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Joint Sales Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

       12.2   WINDING UP.

              Upon the occurrence of (i) a Dissolution Event or (ii) the determination by a court of competent jurisdiction that the Joint Sales Company has dissolved prior to the occurrence of a Dissolution Event (unless the Joint Sales Company is reconstituted pursuant to Section 12.1(b) hereof), the Joint Sales Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Joint Sales Company's business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 12.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Joint Sales Company, which winding up and dissolution shall be completed within ninety (90) days of the occurrence of the Dissolution Event and within ninety (90) days after the last day on which the Joint Sales Company may be reconstituted pursuant to Section 12.1(b) hereof, as applicable. The Liquidator shall take full account of the Joint Sales Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.10 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

              (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Joint Sales Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distribution to members under Section 18-601 or 18-604 of the Act;

              (b) Second, to ADM Polymer Corporation until the Ledger Account is repaid;

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              (c)   Third, to the Members in amounts equal to any Equalization
Payments then due and owing to the Members;

              (d) Fourth, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods;

              (e) The balance, if any, to the Members in accordance with their respective Percentage Interests.

              No Member or Director shall receive additional compensation for any services performed pursuant to this Section 12.

       12.3 COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS; DEFICIT CAPITAL ACCOUNTS.

              In the event the Joint Sales Company is "liquidated" within the meaning of Regulations Section 1.704-1(b) (2) (ii) (g), distributions shall be made pursuant to this Section 12 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b) (2) (ii) (b) (2). If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Joint Sales Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Joint Sales Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this
Section 12 may be:

              (a) Distributed to a trust established for the benefit of the Members for the purposes of liquidating Joint Sales Company assets, collecting amounts owed to the Joint Sales Company, and paying any contingent or unforeseen liabilities or obligations of the Joint Sales Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Joint Sales Company would otherwise have been distributed to the Members pursuant to Section 12.2 hereof; or

              (b) Withheld to provide a reasonable reserve for Joint Sales Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Joint Sales Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

       12.4   DEEMED DISTRIBUTION AND RECONTRIBUTION.

              Notwithstanding any other provision of this Section 12, in the event the Joint Sales Company is liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Joint Sales

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Company's Debts and other Liabilities shall not be paid or discharged, and the
Joint Sales Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Joint Sales Company shall be deemed to have contributed all its Property and liabilities to a new limited liability company in exchange for an interest in such new company and, and immediately thereafter, the Joint Sales Company will be deemed to liquidate by distributing interests in the new company to the Members.

       12.5   RIGHTS OF MEMBERS.

              Except as otherwise provided in this Agreement, each Member shall look solely to the Joint Sales Company's Property for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Joint Sales Company. If the assets of the Joint Sales Company remaining after payment or discharge of the debts or liabilities of the Joint Sales Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Joint Sales Company or any other Member or Director.

       12.6   NOTICE OF DISSOLUTION/TERMINATION.

              (a) In the event a Dissolution Event occurs or an event occurs that would, but for provisions of Section 12.1, result in a dissolution of the Joint Sales Company, the Board of Directors shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Joint Sales Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Joint Sales Company regularly conducts business (as determined in the discretion of the Board of Directors).

              (b) Upon completion of the distribution of the Joint Sales Company's Property as provided in this Section 12, the Joint Sales Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Joint Sales Company.

       12.7   ALLOCATIONS DURING PERIOD OF LIQUIDATION.

              During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Joint Sales Company have been distributed to the Members pursuant to Section 12.2 hereof (the "LIQUIDATION PERIOD"), the Members shall continue to share Profits, Losses, gain, loss and other items of Joint Sales Company income, gain, loss or deduction in the manner provided in Section 3 hereof, but no distributions shall be made pursuant to Section 4 hereof.

       12.8   CHARACTER OF LIQUIDATING DISTRIBUTIONS.

              All payments made in liquidation of the interest of a Member in the Joint Sales Company shall be made in exchange for the interest of such Member in Property pursuant to

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Section 736(b)(1) of the Code, including the interest of such Member in Joint
Sales Company goodwill.

       12.9   THE LIQUIDATOR.

              (a) DEFINITION. The "LIQUIDATOR" shall mean a Person appointed by the unanimous decision of the Board of Directors to oversee the liquidation of the Joint Sales Company.

              (b) FEES. The Joint Sales Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this
Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

              (c) INDEMNIFICATION. The Joint Sales Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Joint Sales Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

       12.10  FORM OF LIQUIDATING DISTRIBUTIONS.

              For purposes of making distributions required by Section 12.2 hereof, the Liquidator shall abide by any resolutions, plan or decision approved by the unanimous vote of the Board of Directors as to whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom. In the absence of any such resolutions, plan or decision, the Liquidator may determine in its reasonable discretion whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

                            SECTION 13: MISCELLANEOUS

       13.1   NOTICES.

              Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such

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other address as such Person may from time to time specify by notice to the
Members and Directors:

              (a)   If to the Joint Sales Company:

                    ADM / Metabolix Sales Company, LLC
                    21 Erie Street
                    Cambridge, MA 02139-4260

                    With a copy to:

                    ADM Polymer Corporation, at the address set forth below, and MBX, at the address set forth below

              (b) If to the Directors, to the address set forth in Exhibit C hereto with respect to the initial Directors, and thereafter in the notices provided to the Joint Sales Company by the Members designating substitute Directors;

              (c)   If to ADM Polymer Corporation:

                    Archer-Daniels-Midland Company
                    4666 Faries Parkway
                    Decatur, Illinois 62526
                    Attn:  President
                    Telephone:  (217) 451-5200
                    Facsimile:  (217) 451-4181

                    With a copy to:

                    Archer-Daniels-Midland Company
                    4666 Faries Parkway
                    Decatur, Illinois 62526
                    Attn:  General Counsel
                    Telephone:  (217) 424-6183
                    Facsimile:  (217) 424-6196

              (d)   If to MBX:

                    Metabolix Inc.
                    21 Erie Street
                    Cambridge, Massachusetts 02139-4260
                    Attn:  President and CEO
                    Telephone: (617) 492-0505
                    Facsimile:  617) 4921996

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                    With a copy to:

                    Goodwin Procter
                    Exchange Place
                    53 State Street
                    Boston, MA 02109
                    Attn:  Christopher J. Denn, Esq

       13.2   BINDING EFFECT.

              Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

       13.3   CONSTRUCTION.

              Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

       13.4   TIME.

              In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

       13.5   HEADINGS.

              Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

       13.6   SEVERABILITY.

              Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 13.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

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       13.7   INCORPORATION BY REFERENCE.

              Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

       13.8   VARIATION OF TERMS.

              All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

       13.9   GOVERNING LAW.

              The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

       13.10  COUNTERPART EXECUTION.

              This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

                      [SIGNATURES FOLLOW ON SEPARATE PAGES]

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     IN WITNESS WHEREOF, the parties have executed and entered into this
Operating Agreement of the Joint Sales Company as of the day first above set forth.


                         METABOLIX INC.


                         By: /s/ James J. Barber
                             ----------------------------------------

                          Name: James J. Barber
                               --------------------------------------

                          Title: President and CEO
                                -------------------------------------


                         ADM POLYMER CORPORATION

                         By: /s/ John D. Rice
                             ----------------------------------------

                          Name: John D. Rice
                               --------------------------------------

                          Title: President
                                -------------------------------------

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